Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

AND

CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Cargo Connection Logistics Holding, Inc. (the “Company”) on Form 10-Q for the quarterly period ending June 30, 2008 as filed with the Securities and Exchange Commission (the “Report”), I, Scott Goodman, Chief Financial Officer and Chief Executive Officer certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition of the Company as of the dates presented and the results of operations of the Company.

Dated: August 20th, 2008

/s/ Scott Goodman
Scott Goodman
Chief Executive Officer

/s/ Scott Goodman
Scott Goodman
Chief Financial Officer

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